CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2011

Date of Report

(Date of Earliest Event Reported)

PHOENIX MEDICAL SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands 333-142979 Not applicable

(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)

604 Creekview

Ovilla, Texas 75154

(Address of principal executive offices (zip code))

(800) 843-8179

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 12, 2011, Phoenix Medical Software, Inc. (“Phoenix”) filed a current report on Form 8-K (“Form 8-K”) related to disposition of assets and it’s operating subsidiary, Phoenix Ortho, LLC., as of September 30, 2011. This Form 8-K/A is being filed solely to amend the terms of the sale and the resulting gain or loss.

ITEM 2.01 DISPOSITION OF ASSETS

On September 30, 2011, due to continuing losses and continuing related expenses, the Registrant sold our wholly owned subsidiary Phoenix Ortho, LLC to a related party of the President. A majority of shareholders other than the President approved the sale.The terms of the sale included taking a Note in the amount of $250,000 carrying a four and a half percent (4.5%) interest rate. The buyer also assumed liabilities of the Company of $69,068. The Note is interest only for one year and paid after that time on a five year amortization. The Note Receivable exceeded the Company’s net assets sold resulting in a gain of approximately $54,000.

The above transaction left the Company with no operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Medical Software, Inc.

By: /s/ P. Morgan McCune

--------------------------

P Morgan McCune

Chief Executive Officer

Dated: January 4, 2011

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